Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Dynatronics Corporation
Salt Lake City, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-53524, as amended, and 333-69057 and 333-206760) and on Form S-3 ( No. 333-205934) of Dynatronics Corporation of our report dated September 28, 2015, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Mantyla McReynolds, LLC
Salt Lake City, Utah
September 28, 2016